Filed Pursuant to Rule 424(b)(3)
Registration No. 333-276291

PROSPECTUS SUPPLEMENT NO. 1

(to Proxy Statement/Prospectus dated September 18, 2024)

This Prospectus Supplement No. 1 (this “Prospectus Supplement”) updates, amends and supplements the proxy statement/prospectus dated September 18, 2024 (as amended or supplemented from time to time, the “Prospectus”) of Insight Acquisition Corp. (“we,” “Insight” or the “Company”) that forms a part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2023, and declared effective on September 18, 2024. Defined terms used herein have the same meaning set forth in the Prospectus.

This Prospectus Supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the SEC on October 23, 2024 (the “Form 8-K”). Accordingly, we have attached the Current Report on Form 8-K to this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in combination with, the Prospectus. This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement, and is qualified by reference thereto, except to the extent that the information in this Prospectus Supplement updates, amends or supersedes the information contained in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement. Please keep this Prospectus Supplement with your Prospectus for future reference.

In evaluating the Business Combination and the proposals set forth in the Prospectus, you should carefully read the Prospectus, including the annexes and this Prospectus Supplement, and especially consider the factors discussed in the section titled “Risk Factors” beginning on page 31 of the Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Business Combination or the other transactions contemplated thereby, as described in Prospectus or this Prospectus Supplement, or passed upon the adequacy or accuracy of the disclosure in the Prospectus or this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 23, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 23, 2024

Date of Report (Date of earliest event reported)

Insight Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 East 91st Street New York, NY	10128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 825-2380

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	INAQU	The Nasdaq Stock Market, LLC
Class A Common Stock, par value $0.0001 per share	INAQ	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	INAQW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 23, 2024, Insight Acquisition Corp. (“Insight” or the “Company”) entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), an entity controlled by John M. Fife, pursuant to which the Company will sell, and the Investor will purchase, a secured convertible promissory note in the original principal amount of $2,890,000 (the “Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Investor’s legal, accounting, due diligence, asset monitoring, and other transaction expenses), which is anticipated to close on the date that the Company closes its business combination (the “Business Combination”) with Alpha Modus, Corp. (“Alpha Modus”).

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The SPA grants the Investor (i) the right to fund up to an additional $5,000,000 to the Company, with the Company’s consent, through the date that is six months following repayment of the Note in full (the “Reinvestment Right”), and (ii) the exclusive right, on customary market terms, to enter into an equity line of credit or other similar financing arrangement with the Company for at least $20,000,000, through the date that is one year following the Purchase Price Date (defined below). Pursuant the SPA, Alpha Modus is required to guarantee all of the Company’s obligations under the Note and related transaction documents pursuant to a guaranty agreement (the “Guaranty”), and the Note will also be secured by security agreements (the “Security Agreements”) by and between the Investor and both the Company and Alpha Modus, granting the Investor first priority security interests in all assets of the Company, as well as all assets of Alpha Modus, including all of Alpha Modus’ intellectual property (and including Alpha Modus’ patent portfolio) pursuant to a separate intellectual property security agreement (the “IP Security Agreement”). Additionally, the Company and Alpha Modus (collectively the “Borrowers”), and William Alessi, his entity, Janbella Group, LLC, and the trusts deemed to be beneficially owned by Mr. Alessi (each a “Capital Party” and collectively the “Capital Parties”), are required to execute at closing a subordination and voting agreement (the “Subordination Agreement”) pursuant to which (i) all of the Borrowers’ indebtedness and obligations to each Capital Party will be subordinated to Investor, (ii) all security interests of any Capital Party will be subordinate to Investor’s security interests, (iii) the Borrowers will not make any payments to any Capital Party, (iv) none of the Capital Parties will accelerate any subordinated debt or equity, (v) and no Capital Party will convert or exchange their preferred stock of the Company into Common Stock, until such time as the Investor has been fully paid and all financing agreements between the Investor and the Borrowers are terminated.

The Note will mature 18 months following the date the purchase price is delivered to the Company (the “Purchase Price Date”), will accrue interest of 10% per annum, will be prepayable (after providing five trading days’ notice) at a 20% premium to the then-outstanding balance of the Note, and will be convertible into Class A common stock (“Common Stock”) of the Company as described below. Within 30 days of the Purchase Price Date, the Company will be obligated to file a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) registering a number of shares of Common Stock issuable upon conversion of the Note in an amount no less than two times the number of shares of Common Stock necessary to convert the outstanding balance under the Note in full as of the date the Company files the registration statement. If the registration statement is not declared effective by the SEC within 120 days of the Purchase Price Date, the outstanding balance under the Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the registration statement is declared effective or the Investor is able to sell shares of Common Stock issuable upon conversion of the Note pursuant to Rule 144 under the Securities Act of 1933, as amended. If by the date that 50% of the shares registered under the registration statement have been issued to Investor (such date, the “Trigger Date”) the Note has not yet been repaid in full, the Company will be obligated to file an additional registration statement registering additional shares of Common Stock issuable upon conversion of the Note within 30 days of the Trigger Date. If that additional registration statement is not declared effective by the SEC within 120 days of the Trigger Date, the outstanding balance under the Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the additional registration statement is declared effective.

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The Note will be convertible at the election of the Investor into shares of Common Stock at any time following the earlier of the effective date of the registration statement described above or one year following the Purchase Price Date, at a conversion price equal to 90% multiplied by the lowest daily volume-weighted average price during the five trading days preceding conversion, and provided that (i) the Investor may not convert the Note into shares of Common Stock to the extent that such conversion would result in the Investor’s beneficial ownership of Common Stock being in excess of 4.99% (or 9.99% if the Company’s market capitalization is less than $10 million), and provided that (ii) the Note is not convertible into a total cumulative number of shares of Common Stock in excess of the number of shares of Common Stock permitted by Nasdaq Listing Rule 5635 (the “Exchange Cap”). Pursuant to the terms of the Note, the Company will, within 120 days of the Purchase Price Date, seek shareholder approval of the Note and the issuance of shares of Common Stock, issuable upon conversion of the Note and pursuant to the Reinvestment Right, in excess of the Exchange Cap (the “Shareholder Approvals”). If such shareholder approval is not obtained within 120 days, the Company will continue to seek shareholder approval every three months thereafter until shareholder approval is obtained. Pursuant to the Subordination Agreement, each Capital Party is required to vote all of their shares of Company stock in favor of the Shareholder Approvals. Under the SPA, the Company is required to initially reserve 7,500,000 shares of its Common Stock for issuance to the Investor under the Note, and the Company is required to add additional shares to the reserve in increments of 100,000 shares when requested by the Investor if at the time of the request the number of shares being held in reserve is less than three times the number of shares of Common Stock equal to the outstanding balance under the Note divided by the applicable conversion price at that time.

The foregoing description of the SPA, as well as the Guaranty, Security Agreements, IP Security Agreement, Subordination Agreement, and Note, do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, a copy of which (in the case of the SPA), or the form of which (in the case of the Guaranty, Security Agreements, IP Security Agreement, Subordination Agreement and Note) are filed as Exhibit 10.1 (and included as exhibits to it), to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Information.

The Company’s special meeting of stockholders (the “Special Meeting”) for the purpose of approving the proposals set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 19, 2024 (the “Proxy Statement”) is scheduled to be held on Tuesday, October 29, 2024, at 11:00 a.m.

In connection with the adjournment of the Special Meeting, stockholders of the Company may exercise their redemption rights up to and including Friday, October 25, 2024, at 5:00 p.m. Accordingly, all stockholders have until October 25, 2024, at 5:00 p.m. to redeem their shares and any stockholder who has previously tendered its shares for redemption and now decides that it does not want to redeem its shares may withdraw such redemption request. If you delivered your shares for redemption to the transfer agent and decide prior to the vote at the Special Meeting (scheduled for 11:00 a.m. Eastern time on October 29, 2024) not to redeem your public shares, you may request that the transfer agent return the shares (physically or electronically) to you. You may make such request by contacting the transfer agent at:

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Attn: SPAC Redemption Team

e-mail: spacredemptions@continentalstock.com

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The Company’s stockholders will be able to attend the Special Meeting on October 29, 20204, at 11:00 a.m. via live webcast at https://cstproxy.com/insightacqcorp/sm2024.

The Company plans to continue to solicit proxies from stockholders during the period prior to the Special Meeting. Only the holders of the Company’s common stock as of the close of business on September 18, 2024, the record date for the Special Meeting, are entitled to vote at the Special Meeting.

The date by which public stockholders may submit redemption requests for their public shares is October 25, 2024, at 5:00 p.m.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed Business Combination, Insight and Alpha Modus have filed with the SEC a registration statement on Form S-4, which includes Insight’s proxy statement (the “Registration Statement”), and certain other related documents, including both the proxy statement to be distributed to holders of shares of Insight’s common stock in connection with Insight’s solicitation of proxies for the vote by Insight’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of Insight to be issued in the Business Combination. Insight’s stockholders and other interested persons are advised to read the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed Business Combination, as these materials contain important information about Insight and Alpha Modus, and the proposed Business Combination. Promptly after filing its definitive proxy statement relating to the proposed Business Combination with the SEC, Insight will mail the definitive proxy statement and a proxy card to each Insight stockholder entitled to vote at the special meeting on the Business Combination and the other proposals. Insight stockholders will also be able to obtain copies of the definitive proxy statement, and other relevant materials filed with the SEC that are incorporated by reference therein, without charge, at the SEC’s website at www.sec.gov or upon written request to Insight Acquisition Corp. at 333 East 91st Street, New York, NY 10024.

Participants in the Solicitation

Insight and its directors and executive officers may be deemed participants in the solicitation of proxies from Insight’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Insight is included in the proxy statement for the proposed Business Combination, which is available at www.sec.gov. Additional information regarding the interests of such participants is contained in the proxy statement for the proposed Business Combination, including information about Insight’s directors and executive officers and their ownership of Insight’s common stock, as supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation is included in the proxy statement pertaining to the proposed Business Combination. These documents can be obtained free of charge from the sources indicated above.

Alpha Modus and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the proxy statement for the proposed Business Combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed Business Combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Insight’s and Alpha Modus’ actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. These forward-looking statements include, without limitation, Insight’s and Alpha Modus’ expectations with respect to future performance and anticipated financial impacts of the proposed Business Combination, the satisfaction of the closing conditions to the proposed Business Combination, and the timing of the completion of the proposed Business Combination.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Insight’s and Alpha Modus’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the business combination agreement between Insight and Alpha Modus (the “BCA”); (2) the outcome of any legal proceedings that may be instituted against Insight and Alpha Modus following the announcement of the BCA and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of Insight and Alpha Modus, certain regulatory approvals, or satisfy other conditions to closing in the BCA; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the BCA or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 pandemic on Alpha Modus’ business and/or the ability of the parties to complete the proposed Business Combination; (6) the inability to obtain the listing of the combined company’s common stock on the Nasdaq Stock Market following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of Alpha Modus to grow and manage growth profitably, and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Insight and Alpha Modus may be adversely affected by other economic, business, and/or competitive factors; (12) risks relating to the uncertainty of the projected financial information with respect to Alpha Modus; (13) risks related to the organic and inorganic growth of Alpha Modus’ business and the timing of expected business milestones; (14) the amount of redemption requests made by Insight’s stockholders; and (15) other risks and uncertainties indicated from time to time in the Registration Statement relating to the proposed Business Combination, including those enumerated under “Risk Factors” therein, and in Insight’s other filings with the SEC. Insight cautions that the foregoing list of factors is not exclusive. Insight and Alpha Modus caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Insight and Alpha Modus do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

No.	Description of Exhibit
10.1*	Securities Purchase Agreement, dated October 23, 2024, by and between Insight Acquisition Corp. and Streeterville Capital, LLC
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2024

INSIGHT ACQUISITION CORP.

By:	/s/ Michael Singer
Name:	Michael Singer
Title:	Executive Chairman and Chief Executive Officer

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Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of October 23, 2024, is entered into by and between Insight Acquisition Corp., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a Secured Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $2,890,000.00 (the “Note”), convertible into shares of Class A common stock, par value $0.0001, of Borrower (the “Common Shares”).

D. This Agreement, the Note, the Guaranty (as defined below), the Security Agreements (as defined below), the IP Security Agreement (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

E. For purposes of this Agreement: “Conversion Shares” means all Common Shares issuable upon conversion of all or any portion of the Note; and “Securities” means the Note and the Conversion Shares

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Note. Company shall issue and sell to Investor and Investor shall purchase from Company the Note. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Note pursuant to this Agreement shall be the same day that the Business Combination (as defined below) is completed (the “Closing Date”). The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange of electronic signatures, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah. For purposes hereof, the term “Business Combination” means the transaction contemplated by that certain Business Combination Agreement dated as of October 13, 2023, as amended (the “Business Combination Agreement”), by and among Company, IAC Merger Sub Inc., a Florida corporation, and Alpha Modus Corp., a Florida corporation (“Alpha Modus”). This Agreement will automatically terminate if the Business Combination has not occurred by December 31, 2024.

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1.4. Original Issue Discount; Transaction Expense Amount. The Note carries an original issue discount of $260,000.00 (the “OID”). In addition, Company agrees to pay $30,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note (the “Transaction Expense Amount”). The OID and Transaction Expense Amount will be included in the initial principal balance of the Note. The “Purchase Price”, therefore, shall be $2,600,000.00, computed as follows: $2,890,000.00 initial principal balance, less the OID, less the Transaction Expense Amount.

1.5. Guaranty. At Closing, Alpha Modus will guarantee all of Company’s obligations under the Note and the other Transaction Documents by way of a Guaranty in substantially the form attached hereto as Exhibit B (the “Guaranty”).

1.6. Security Agreements. At Closing, Company’s obligations under the Note and the other Transaction Documents will be secured by all of Company’s and Alpha Modus’s assets as further described in those certain Security Agreements in substantially the form attached hereto as Exhibit C (collectively, the “Security Agreements”).

1.7. IP Security Agreement. At Closing, Company’s obligations under the Note and other Transaction Documents will be secured by all of Alpha Modus’s intellectual property as further described in that certain Intellectual Property Security Agreement in substantially the form attached hereto as Exhibit D (the “IP Security Agreement”).

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized by Investor; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) the Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents, as currently in effect, or other applicable organizational documents, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Shares, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person; (xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiii) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xiv) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xv) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 11.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvi) Company has 200,000,000 Common Shares authorized and 13,212,308 issued and outstanding (assuming maximum de-SPAC redemptions); (xvii) Company acknowledges that Investor is not registered as a ‘dealer’ under the 1934 Act; and (xviii) Company has performed due diligence and background research on Investor and its affiliates and has received and reviewed the due diligence packet provided by Investor. Company, being aware of the matters and legal issues described in subsections (xvii) and (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

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4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days (as defined in the Note) thereafter, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens, claims, charges and encumbrances; (iii) the Common Shares will be listed or quoted for trading on NYSE, NYSE American, or Nasdaq; (iv) trading in Company’s Common Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market; (v) Company will not make any Restricted Issuance (as defined below) without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; (vi) Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (a) from entering into a variable rate transaction with Investor or any affiliate of Investor, or (b) from issuing Common Shares, preferred stock, warrants, convertible notes, other debt securities, or any other Company securities to Investor or any affiliate of Investor; (vii) Company will not convert any Series C Preferred Stock into Common Shares; and (viii) neither Company nor Alpha Modus will make any payments to Janbella Group, LLC, William Allesi or any affiliates thereof (together, the “Affiliated Debtholders”) with respect any debt obligations owed by Company or Alpha Modus to the Affiliated Debtholders. For purposes hereof, the term “Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations, other than trade payables in the ordinary course of business, or the issuance of any securities that (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Shares; (2) are or may become convertible into Common Shares (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Common Shares, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s Common Shares since the date of the initial issuance or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); or (4) Common Shares issued or to be issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. For the avoidance of doubt, Common Shares issued pursuant to any of the following will not be considered Restricted Issuances: (i) ATM facilities; (ii) commercial bank loans and lines of credit; and (iii) leases. For the avoidance of doubt, an “equity line of credit” or other similar arrangement would be considered a Restricted Issuance.

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5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed this Agreement and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement and the Note and delivered the same to Investor.

6.2. Alpha Modus shall have executed and delivered its Guaranty, Security Agreement and IP Security Agreement.

6.3. The Affiliated Debtholders, Company and Alpha Modus shall have executed and delivered the Subordination and Voting Agreement substantially in the form attached hereto as Exhibit E.

6.4. Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit F acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

6.5. Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit G evidencing Company’s approval of the Transaction Documents.

6.6. Company has received approval from Nasdaq to list the Common Shares issued pursuant to the Business Combination Agreement on Nasdaq.

7. Reservation of Shares. On the Closing Date, Company will reserve 7,500,000 Common Shares from its authorized and unissued Common Shares to provide for all issuances of Common Shares under the Note (the “Share Reserve”). Company further agrees to add additional Common Shares to the Share Reserve in increments of 100,000 shares as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Common Shares obtained by dividing the Outstanding Balance as of the date of the request by the Conversion Price (as defined in the Note). Company shall further require the Transfer Agent to hold the Common Shares reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a Conversion Notice (as defined in the Note) under the Note. Finally, Company shall require the Transfer Agent to issue Common Shares pursuant to the Note to Investor out of its authorized and unissued shares, and not the Share Reserve, to the extent Common Shares have been authorized, but not issued, and are not included in the Share Reserve. The Transfer Agent shall only issue shares out of the Share Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.

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8. Most Favored Nation. So long as the Note is outstanding, upon any issuance by Company of any security with any economic term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor in the Transaction Documents, then Company shall notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the Transaction Documents for the benefit of Investor. Notwithstanding the foregoing, the issuances of (i) Common Shares upon the exercise of any of Company’s warrants that were outstanding as of the Closing at the $11.50/share exercise price under such warrants, (ii) Earnout Shares or Sponsor Earnout Shares (as such terms are defined in the Business Combination Agreement) pursuant to the Business Combination Agreement, or (iii) Common Shares to the Company’s directors pursuant to their director agreements with the Company, which provide that the directors will be issued $100,000 per annum, payable quarterly on the first day of each fiscal quarter beginning July 1, 2024, valued based on the closing price of the Common Shares as of the date of closing of the Business Combination, shall not result in the then-applicable Conversion Price being adjusted pursuant to this Section 8. Additionally, if Company fails to notify Investor of any such additional or more favorable term, but Investor becomes aware that Company has granted such a term to any third party, Investor may notify Company of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale prices, conversion prices, warrant coverage, warrant exercise prices, and anti-dilution/conversion and exercise price resets.

9. Reinvestment Right. At any time during the period beginning on the Closing Date and ending on the date that is six (6) months following repayment of the Note in full, Investor will have the right, but not the obligation, with Company’s consent, to reinvest up to an additional $5,000,000.00 in Company on the same terms and conditions as the Note (the “Reinvestment Right”).

10. Equity Line of Credit. For one (1) year following the Closing Date, Investor will have the exclusive right, on customary market terms, to enter into an equity line of credit or other similar financing arrangement with Company for at least $20,000,000.00.

11. Miscellaneous. The provisions set forth in this Section 11 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 11 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

11.1. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit H) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit H attached hereto (the “Arbitration Provisions”). For the avoidance of doubt, the parties agree that the injunction described in Section 11.3 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

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11.2. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Transfer Agent and Company, such litigation specifically includes, without limitation any action between or involving Company and the Transfer Agent or otherwise related to Investor in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing Common Shares to Investor for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing Common Shares to Investor for any reason) outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Company covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 11.10 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement, including without limitation the Transfer Agent) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, including without limitation any action brought by Company to enjoin or prevent the issuance of any Common Shares to Investor by the Transfer Agent or depositary bank, and further agrees to timely name Investor as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 11.2 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 11.2 Investor would not have entered into the Transaction Documents.

11.3. Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which Investor may be entitled under the Transaction Documents, at law or in equity. Company specifically agrees that: (i) following an Event of Default (as defined in the Note) under the Note, Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its Common Shares, Common Shares or preferred stock to any party unless fifty percent (50%) of the gross proceeds received by Company in connection with such issuance are simultaneously used by Company to make a payment under the Note; (ii) following a breach of Section 4(vi) above, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator invalidating such lock-up; and (iii) if Company enters into a definitive agreement that contemplates a Fundamental Transaction (as defined in the Note), unless such agreement contains a closing condition that the Note is repaid in full upon consummation of the transaction or Investor has provided its written consent in writing to such Fundamental Transaction, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator preventing the consummation of such transaction. Company specifically acknowledges that Investor’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

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11.4. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Conversion Price, Conversion Shares, or VWAP (as defined in the Note) (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor will promptly submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Investor shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date (as defined in the Note) shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

11.5. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.6. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

11.7. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

11.8. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

11.9. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

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11.10. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail or with an international courier, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Insight Acquisition Corp.

Attn: Michael Singer, CEO

333 East 91st Street

New York, New York 10128

With a copy to (which copy shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Mitchell Nussbaum

Email: mnussbaum@loeb.com

Telephone No.: (212) 407-4000

If to Investor:

Streeterville Capital, LLC

Attn: John M. Fife

297 Auto Mall Drive #4

St. George, Utah 84770

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

11.11. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investor, and any such attempted assignment or delegation shall be null and void.

11.12. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

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11.13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.14. Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

11.15. Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees, expenses, deposition costs, and disbursements.

11.16. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

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11.17. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

11.18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

11.19. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

11.20. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Insight Acquisition Corp.

By:	/s/ Michael Singer
Michael Singer, Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Guaranty
Exhibit C	Form of Security Agreement
Exhibit D	IP Security Agreement
Exhibit E	Subordination and Voting Agreement
Exhibit F	Transfer Agent Letter
Exhibit G	Officer’s Certificate
Exhibit H	Arbitration Provisions

EXHIBIT A

SECURED CONVERTIBLE PROMISSORY NOTE

Effective Date: October __, 2024	U.S. $2,890,000.00

FOR VALUE RECEIVED, Insight Acquisition Corp., a Delaware corporation (“Borrower”), promises to pay to Streeterville Capital, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $2,890,000.00 and any interest, fees, charges, and late fees on the date that is eighteen (18) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. This Secured Convertible Promissory Note (this “Note”) is issued and made effective as of October __, 2024 (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated October 23, 2024, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an original issue discount of $260,000.00 (the “OID”). In addition, Borrower agrees to pay $30,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”). All of the OID and the Transaction Expense Amount are included in the initial principal balance of this Note and are deemed fully earned and non-refundable as of the Effective Date. The purchase price for this Note shall be $2,600,000.00 (the “Purchase Price”), computed as follows: $2,890,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1. Payment; Prepayment; Registration Statement; Exchange Cap.

1.1. Payment. All cash payments owing hereunder shall be in lawful money of the United States of America, as provided for herein, and delivered to Lender at the bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, with five (5) Trading Days’ prior written notice Borrower may prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares (as defined below) have not yet been delivered). For the avoidance of doubt, during the five (5) Trading Day prepayment notice period Lender shall retain the right to submit Conversion Notices, if applicable. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 120% multiplied by the portion of the Outstanding Balance Borrower elects to prepay.

1.3. Registration Statement. Within thirty (30) days of the Purchase Price Date, Borrower will file a registration statement on Form S-1 with the SEC to register Lender’s resale of Conversion Shares under this Note (the “Initial Registration Statement”). The number of Conversion Shares Borrower will register under the Initial Registration Statement will be calculated as follows: no less than the number of Common Shares necessary to convert the Outstanding Balance in full as of the date Company files the Initial Registration Statement (and updated on any subsequent amendment dates) multiplied by two (2). If the Initial Registration Statement is not declared effective by the SEC within one hundred twenty (120) days of the Purchase Price Date, the Outstanding Balance will automatically increase by one percent (1%) and will continue increasing by one percent (1%) every thirty (30) days thereafter until the Initial Registration Statement is declared effective or Lender is able to sell Conversion Shares pursuant to Rule 144 under the Securities Act of 1933, as amended (“Rule 144”). If fifty percent (50%) of the Conversion Shares registered under the Initial Registration Statement have been issued to Investor (such date, the “Trigger Date”) and this Note has not yet been repaid in full as of the Trigger Date, then Borrower will file an additional registration statement on Form S-1 (the “Additional Registration Statement”) for Lender registering additional Conversion Shares within thirty (30) days of the Trigger Date. If the Additional Registration Statement is not declared effective by the SEC within one hundred twenty (120) days of the Trigger Date, the Outstanding Balance will automatically increase by one percent (1%) and will continue increasing by one percent (1%) every thirty (30) days thereafter until the Additional Registration Statement is declared effective.

1.4. Exchange Cap. Notwithstanding anything to the contrary contained in the Note or any of the other Transaction Documents (as defined in the Purchase Agreement), Borrower and Lender agree that the total cumulative number of shares of Class A common stock, par value $0.0001 per share (the “Common Shares”), issued to Investor under the Note together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Exchange Cap”), except that such limitation will not apply following Approval (defined below). Company agrees to seek stockholder approval of the Note and the issuance of Conversion Shares (as defined in the Note) under the Note and the Reinvestment Right (as defined in the Purchase Agreement) in excess of the Exchange Cap (the “Approval”) within 120 days of the Purchase Price Date. If the Approval is not obtained at the initial meeting, Borrower will continue seeking the Approval every three (3) months thereafter until the Approval is obtained.

2. Security. This Note is secured by the Security Agreements (as defined in the Purchase Agreement) and the IP Security Agreements (as defined in the Purchase Agreements).

3. Conversions. Lender has the right at any time following the earlier of (a) the effective date of the Registration Statement, and (b) the date that is one (1) year from the Effective Date, until the Outstanding Balance has been paid in full, at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable Common Shares, of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 8 below.

4. Redemptions. Beginning on the date that is six (6) months from the Purchase Price Date and at any time thereafter until this Note is paid in full, if Borrower cannot issue Conversion Shares as a result of the Exchange Cap or if the Initial Registration Statement or the Additional Registration Statement is not then effective, Lender shall have the right to redeem up to the Maximum Monthly Redemption Amount per month (the amount of each exercise, the “Redemption Amount”) by providing written notice (each, a “Redemption Notice”) delivered to Borrower by facsimile, email, mail, overnight courier, or personal delivery. Upon receipt of any Redemption Notice, Borrower shall pay the applicable Redemption Amount in cash (each, a “Redemption Payment”) to Lender within three (3) Trading Days of Borrower’s receipt of such Redemption Notice. Redemption Payments paid in cash will be subject to a five percent (5%) redemption premium.

5. Trigger Events, Defaults and Remedies.

5.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (g) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (h) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement; (i) Borrower, any subsidiary of Borrower, or any party to any of the Transaction Documents, breaches any covenant or other term or condition contained in any Other Agreements in any material respect; (j) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (k) Borrower defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document in any material respect, other than those specifically set forth in this Section 5.1 and Section 4 of the Purchase Agreement; (l) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (m) Borrower effectuates a reverse split of its Common Shares without twenty (20) Trading Days prior written notice to Lender, other than a reverse split of the Common Shares to maintain compliance with the minimum bid price requirements of Nasdaq or other principal market; (n) any money judgment, writ or similar process is entered against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days; or (o) Borrower fails to be DWAC Eligible.

5.2. Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below).

5.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days following the date of transmission of such written notice by Lender. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

5.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (b) – (f) of Section 5.1, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Conversions at any time following an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

6. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

7. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Conversion Notice (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of Common Shares equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares to Lender on grounds that such issuance is in violation of Rule 144, Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 8. In conjunction therewith, Borrower will also deliver to Lender a written opinion from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

9. Conversion Delays. If Borrower fails to deliver Conversion Shares by the applicable Delivery Date, Lender may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the Delivery Date, a late fee equal to 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 but with a floor of $500.00 per day (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the Delivery Date until Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”).

10. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any Conversion of this Note to the extent that after giving effect to such Conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of Common Shares outstanding on such date (including for such purpose the Common Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Shares will be determined pursuant to Section 13(d) of the 1934 Act. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% unless decreased or waived in writing by Lender. The foregoing Maximum Percentage is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

11. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, reasonable attorneys’ fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

12. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel.

13. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

14. Arbitration of Disputes. Each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement with respect to any disputes regarding this Note.

15. Cancellation. After repayment or Conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

16. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

17. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any Conversion Shares may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

19. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

20. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

21. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

22. Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.

23. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Insight Acquisition Corp.

By:
William Alessi, CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Streeterville Capital, LLC

By:
John M. Fife, President

[Signature Page to Secured Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Shares, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).

A2. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Shares on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Shares prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Shares, the last closing bid price or last trade price, respectively, of the Common Shares on the principal securities exchange or trading market where the Common Shares is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Shares in the over-the-counter market on the electronic bulletin board for the Common Shares as reported by Bloomberg. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Shares on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Shares on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A3. “Conversion Price” means ninety percent (90%) multiplied by the lowest daily VWAP during the five (5) Trading Days immediately preceding the applicable measurement date.

A4. “Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the Closing Trade Price of the Common Shares on the Delivery Date for such Conversion.

A5. “DTC” means the Depository Trust Company or any successor thereto.

A6. “DTC Eligible” means, with respect to the Common Shares, that such Common Shares is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

A7. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A8. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A9. “DWAC Eligible” means that (a) Borrower’s Common Shares is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (b) Borrower has been approved (without revocation) by DTC’s underwriting department, and (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program.

A10. “Fundamental Transaction” means that (a) (i) Borrower or any of its major subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its major subsidiaries is the surviving corporation) any other person or entity, (ii) Borrower or any of its major subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, (iii) Borrower or any of its major subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), (iv) Borrower or any of its major subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), (v) Borrower or any of its major subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Shares, other than an increase in the number of authorized shares of Borrower’s Common Shares, (vi) Borrower transfers any material asset to any subsidiary, affiliate, person or entity under common ownership or control with Borrower, or (vii) Borrower pays or makes any monetary or non-monetary dividend or distribution to its shareholders; or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower. For the avoidance of doubt, Borrower or of its major subsidiaries entering into a definitive agreement that contemplates a Fundamental Transaction will be deemed to be a Fundamental Transaction unless such agreement contains a closing condition that this Note is repaid in full upon consummation of the transaction.

A11. “Major Trigger Event” means any Trigger Event occurring under Sections 5.1(a) - 5.1(i).

A12. “Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

A13. “Market Capitalization” means a number equal to (a) the average VWAP of the Common Shares for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding Common Shares as reported on Borrower’s most recently filed Form 10-Q or Form 10-K.

A14. “Maximum Monthly Redemption Amount” means the greater of: (i) $225,000.00; and (ii) the Outstanding Balance on the applicable measurement date divided by the number of months remaining until maturity.

A15. “Minor Trigger Event” means any Trigger Event that is not a Major Trigger Event.

A16. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, including, but not limited to, all other Transaction Documents, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

A17. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A18. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A19. “SEC” means the United States Securities and Exchange Commission.

A20. “Trading Day” means any day on which Borrower’s principal trading market is open for trading.

A21. “Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by (a) fifteen percent (15%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided that the Trigger Effect may only be applied three (3) times hereunder with respect to Major Trigger Events and three (3) times hereunder with respect to Minor Trigger Events; and provided further that the Trigger Effect shall not apply to any Trigger Event pursuant to Section 5.1(j) hereof.

A22. “VWAP” means the volume weighted average price of the Common Shares on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

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EXHIBIT A

Streeterville Capital, LLC

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Insight Acquisition Corp.	Date:
Attn: Michael Singer, CEO
333 East 91st Street
New York, New York 10128

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Insight Acquisition Corp., a Delaware corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on October __, 2024 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Common Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________
B.	Conversion #: ____________
C.	Conversion Amount: ____________
D.	Conversion Price: _______________
E.	Conversion Shares: _______________ (C divided by D)
F.	Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

Sincerely,

Streeterville Capital, LLC

By:
John M. Fife, President

EXHIBIT B

GUARANTY

This GUARANTY, made effective as of October ___, 2024, is given by Alpha Modus Corp., a Florida corporation (“Guarantor”), for the benefit of Streeterville Capital, LLC, a Utah limited liability company, and its successors, transferees, and assigns (“Lender”).

PURPOSE

A. Insight Acquisition Corp., a Delaware corporation (“Borrower”), has issued to Lender that certain Secured Convertible Promissory Note of even date herewith in the original face amount of $2,890,000.00 (as amended, restated or otherwise modified, the “Note”).

B. The Note was issued pursuant to the terms of a Securities Purchase Agreement of dated October 23, 2024 between Borrower and Lender (as amended, restated or otherwise modified, the “Purchase Agreement”).

C. Guarantor is a wholly-owned subsidiary of Borrower and will materially benefit from the credit evidenced by the Note and other financial accommodations granted to Borrower pursuant to the Transaction Documents (as defined in the Purchase Agreement).

D. Lender agreed to provide the financing to Borrower evidenced by the Note only upon the inducement and representation of Guarantor that Guarantor would guaranty all indebtedness, liabilities and obligations of Borrower owed to Lender under the Note and all the other Transaction Documents, as provided herein.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to enter into the Transaction Documents and provide the financing contemplated therein, Guarantor hereby agrees for the benefit of Lender as follows:

GUARANTY

1.  Indebtedness Guaranteed. Guarantor hereby absolutely and unconditionally guarantees the prompt payment in full of the Obligations (as defined below), as and when the same (including without limitation portions thereof) become due and payable. Guarantor acknowledges that the amount of the Obligations may exceed the original principal amount of the Note. Guarantor further acknowledges that the foregoing guaranty is made for the timely payment and performance of each of the Obligations and is not merely a guaranty of collection. For purposes of this Guaranty, “Obligations” means (a) all loans, advances, debts, liabilities and obligations, arising on or after the date of this Guaranty, whether documented or undocumented, owed by Borrower or Guarantor to Lender, whether created by the Note, the Purchase Agreement, any other Transaction Documents or arising thereafter, any modification or amendment to any of the foregoing, guaranty of payment or other contract or by quasi contract, tort, statute, or other operation of law, whether incurred or owed directly to Lender or acquired by Lender by purchase, pledge or otherwise, and (b) all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a) and (b) and the performance of the covenants and agreements of Borrower contained in the Note and the other Transaction Documents.

2.  Representations and Warranties. Guarantor hereby represents and warrants to Lender that:

(a)  Guarantor is an entity, organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

(b) Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary action required by its form of organization to authorize such execution, delivery and performance.

(c) This Guaranty constitutes Guarantor’s legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to Guarantor, (ii) violate or contravene any provision of Guarantor’s organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. Guarantor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

(e)  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on Guarantor’s part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

(f) There are no actions, suits or proceedings pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to Guarantor, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder.

(g)  (i) This Guaranty is not given with actual intent to hinder, delay or defraud any entity to which Guarantor is, or will become on or after the date of this Guaranty, indebted, (ii) Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guaranty, (iii) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Guaranty to Lender, and (iv) Guarantor does not intend to incur debts that will be beyond Guarantor’s ability to pay as such debts become due.

(h)  Guarantor has examined or has had the full opportunity to examine the Note and all the other Transaction Documents, all the terms of which are acceptable to Guarantor.

(i)  This Guaranty is given in consideration of Lender entering into the Transaction Documents and providing financing thereunder.

(j)  Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Guaranty to Lender.

(k) Guarantor is wholly-owned subsidiary of Borrower.

(l) Guarantor has received adequate consideration and at least a reasonably equivalent value in exchange for the giving of this Guaranty, which Guarantor hereby acknowledges having received, and thereby will materially benefit from the financial accommodations granted to Borrower by Lender pursuant to the Transaction Documents. Lender may rely conclusively on the continuing warranty, hereby made, that Guarantor continues to be benefitted by Lender’s extension of credit accommodations to Borrower and Lender shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Lender without regard to the receipt, nature or value of any such benefits. As such, this Guaranty is a valid and binding obligation of Guarantor. Guarantor further covenants and agrees that it will not use lack of consideration as a defense to its performance of its obligations under this Guaranty. Lender may rely conclusively on the continuing warranty, hereby made, that Guarantor continues to be benefitted by Lender’s extension of accommodations to Borrower and Guarantor, and Lender shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Lender without regard to the receipt, nature or value of any such benefits.

3.  Alteration of Obligations. In such manner, upon such terms and at such times as Lender and Borrower deem best and without notice to Guarantor, Lender and Borrower may alter, compromise, accelerate, extend, renew or change the time or manner for the payment of any Obligation, increase or reduce the rate of interest on the Note, release Borrower, as to all or any portion of the Obligations, release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor. No exercise or non-exercise by Lender of any right available to Lender, no dealing by Lender with Guarantor or any other guarantor, endorser of the Note or any other person, and no change, impairment or release of all or a portion of the obligations of Borrower under any of the Transaction Documents or suspension of any right or remedy of Lender against any person, including, without limitation, Borrower and any other such guarantor, endorser or other person, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against Lender. Guarantor acknowledges that its obligations hereunder are independent of the obligations of Borrower.

4.  Waiver. To the extent permitted by law, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights or remedies, including (without limitation) (a) any right to require Lender to proceed against Borrower or any other person or to pursue any other remedy in Lender’s power before proceeding against Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) demand, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness, liability or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or liability or evidence of indebtedness held by Lender as collateral or in connection with any Obligation hereby guaranteed; (d) any defense based upon an election of remedies by Lender which may destroy or otherwise impair the subrogation rights of Guarantor or the right of Guarantor to proceed against Borrower for reimbursement, or both; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-payment of any Obligation; (g) any defense arising because of Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; (h) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by Guarantor hereunder, including, without limitation, any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; and (j) any obligation of Lender to pursue any other guarantor or any other person, or to foreclose on any collateral.

5.  Bankruptcy. So long as any Obligation shall be owing to Lender, Guarantor shall not, without the prior written consent of Lender, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Borrower. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower, or by any defense which Borrower may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

6.  Claims in Bankruptcy. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that Guarantor may have against Borrower relating to any indebtedness, liability or obligation of Borrower owed to Guarantor and will assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or Lender’s nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action that a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be deemed satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If at any time the holder of the Note is required to refund to Borrower any payments made by Borrower under the Note because such payments have been held by a bankruptcy court having jurisdiction over Borrower to constitute a preference under any bankruptcy, insolvency or similar law then in effect, or for any other reason, then in addition to Guarantor’s other obligation under this Guaranty, Guarantor shall reimburse the holder in the aggregate amount of such refund payments.

7.  Costs and Attorneys’ Fees. If Borrower or Guarantor fails to pay all or any portion of any Obligation, or Guarantor otherwise breaches any provision hereof or otherwise defaults hereunder, Guarantor shall pay all such expenses and actual attorneys’ fees incurred by Lender in connection with the enforcement of any obligations of Guarantor hereunder, including, without limitation, any attorneys’ fees incurred in any negotiation, alternative dispute resolution proceeding subsequently agreed to by the parties, if any, litigation, or bankruptcy proceeding or any appeals from any of such proceedings.

8.  Cumulative Rights. The amount of Guarantor’s liability and all rights, powers and remedies of Lender hereunder and under any other agreement now or at any time hereafter in force between Lender and Guarantor, including, without limitation, any other guaranty executed by Guarantor relating to any indebtedness, liability or obligation of Borrower owed to Lender, shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lender by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness, liability or obligation of Borrower owed to Lender.

9.  Independent Obligations. The obligations of Guarantor hereunder are independent of the obligations of Borrower and, to the extent permitted by law, in the event of any breach or default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Borrower is joined therein or a separate action or actions are brought against Borrower, and Lender shall have no obligation to separately pursue an action against Borrower with respect to the Obligations. Lender may maintain successive actions for other breaches or defaults. Lender’s rights hereunder shall not be exhausted by Lender’s exercise of any of Lender’s rights or remedies or by any such action or by any number of successive actions until and unless all Obligations have been paid and fully performed.

10.  Severability. If any part of this Guaranty is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Guaranty shall remain in full force and effect.

11.  Successors and Assigns. This Guaranty shall inure to the benefit of Lender, Lender’s successors and assigns, including the assignees of any Obligation, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor. This Guaranty may be assigned by Lender with respect to all or any portion of the Obligations, and when so assigned, Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any Obligations retained by Lender.

12.  Notices. Whenever Guarantor or Lender shall desire to give or serve any notice, demand, request or other communication with respect to this Guaranty, each such notice shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by confirmed facsimile,

(b) the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the address for such party (or Borrower, in respect of notices delivered to Guarantor) set forth in the Purchase Agreement (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto).

13.  Application of Payments or Recoveries. With or without notice to Guarantor, Lender, in Lender’s sole discretion and at any time and from time to time and in such manner and upon such terms as Lender deems fit, may (a) apply any or all payments or recoveries from Borrower or from any other guarantor or endorser under any other instrument or realized from any security, in such manner and order of priority as Lender may determine, to any indebtedness, liability or obligation of Borrower owed to Lender, whether or not such indebtedness, liability or obligation is guaranteed hereby or is otherwise secured or is due at the time of such application; and (b) refund to Borrower any payment received by Lender in connection with any Obligation and payment of the amount refunded shall be fully guaranteed hereby.

14.  Setoff. Lender shall have a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of, or on deposit with, Lender (if any), whether held in a general or special account or deposit, or for safekeeping or otherwise. Such right is in addition to any right of setoff Lender may have by law. All rights of setoff may be exercised without notice or demand to Guarantor. No right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff, or by any delay in doing so. Every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lender.

15.  Affirmative Covenants. Until the Obligations shall have been paid in full, unless Lender shall otherwise consent in writing:

15.1 Guarantor will file all tax returns and reports which are required by law to be filed by its and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind which, if unpaid, might result in the creation of a lien or other encumbrance upon its property. Upon Investor’s request, Guarantor shall provide Investor with copies of the federal and state tax returns for Guarantor.

15.2 Guarantor will give prompt written notice to Investor of the commencement of any action, suit or proceeding affecting Guarantor.

15.3 Guarantor will not become insolvent or fail to pay its debts and liabilities as the same shall become due.

15.4 Guarantor will take no action with an actual intent to hinder, delay or defraud any present or future creditors of Company or Guarantor, including Investor.

15.5 Guarantor will comply in all material respects with all laws, rules and regulations to which it may be subject.

15.6 Guarantor covenants and agrees not to sell, transfer, assign or license any of its assets, including, but not limited to, any of its intellectual property, without Investor’s prior written consent and agrees that any transfer in contravention of such covenant shall be null and void ab initio.

16. Miscellaneous.

16.1  Governing Law and Venue. This Guaranty shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Without modifying Guarantor’s obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), Guarantor consents to and expressly agrees that exclusive venue for the arbitration of any dispute arising out of or relating to this Guaranty or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with this Agreement, Guarantor hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state court sitting in Salt Lake County, Utah, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

16.2  Arbitration of Claims. The parties hereto hereby incorporate by this reference the arbitration provisions set forth as an exhibit to the Purchase Agreement (“Arbitration Provisions”). The parties shall submit all Claims (as defined in the Arbitration Provisions) arising under this Guaranty or other agreements between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Guaranty. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in the Purchase Agreement. By executing this Guaranty, Guarantor represents, warrants and covenants that Guarantor has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Guarantor will not take a position contrary to the foregoing representations. Guarantor acknowledges and agrees that Lender may rely upon the foregoing representations and covenants of Guarantor regarding the Arbitration Provisions.

16.3 Entire Agreement. Except as provided in any other written agreement now or at any time hereafter in force between Lender and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Lender with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Lender unless expressed herein.

16.4  Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.5 Construction. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever. The headings of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation hereof.

16.6 Waiver. No provision of this Guaranty or right granted to Lender hereunder can be waived in whole or in part nor can Guarantor be released from Guarantor’s obligations hereunder except by a writing duly executed by an authorized officer of Lender.

16.7  No Subrogation. Until all indebtedness, liabilities and obligations of Borrower owed to Lender have been paid in full, Guarantor shall not have any right of subrogation.

16.8 Survival. All representations and warranties contained in this Guaranty shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations.

16.9 Joint and Several Liability. Guarantor’s covenants, obligations and agreements set forth herein are joint and several liabilities and obligations of Guarantor together with every other guarantor of the Obligations, if any.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty to be effective as of the date first set forth above.

Alpha Modus Corp.

By:
William Alessi, President

[Signature Page to Guaranty]

EXHIBIT C

Security Agreement

This Security Agreement (this “Agreement”), dated as of October __, 2024, is executed by Insight Acquisition Corp., a Delaware corporation (“Debtor”), in favor of Streeterville Capital, LLC, a Utah limited liability company (“Secured Party”).

A. Debtor has issued to Secured Party a certain Secured Promissory Note of even date herewith, as may be amended from time to time, in the original face amount of $2,890,000.00 (the “Note”).

B. In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Agreement and to grant Secured Party a security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:

“Collateral” means the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof.

“Intellectual Property” means all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, know-how, inventions, discoveries, published and unpublished works of authorship, processes, any and all other proprietary rights, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means (a) all loans, advances, future advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party or any affiliate of Secured Party of every kind and description, now existing or hereafter arising, whether created by the Note, this Agreement, the Purchase Agreement, any other Transaction Documents (as defined in the Purchase Agreement), any other agreement between Debtor and Secured Party (or any affiliate of Secured Party) or any other promissory note issued by Debtor in favor of Secured Party (or any affiliate of Secured Party), any modification or amendment to any of the foregoing, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred or owed directly to Secured Party or as an affiliate of Secured Party or acquired by Secured Party or an affiliate of Secured Party by purchase, pledge or otherwise, (b) all costs and expenses, including attorneys’ fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement, and (d) the performance of the covenants and agreements of Debtor contained in this Agreement and all other Transaction Documents.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, and (b) Liens in favor of Secured Party under this Agreement or arising under the other Transaction Documents or any prior agreements between Debtor and Secured Party.

“Purchase Agreement” means that certain Securities Purchase Agreement dated October 23, 2024 between Debtor and Secured Party pursuant to which the Note was issued to Secured Party.

“UCC” means the Uniform Commercial Code as in effect in the state whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable Collateral.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a first-position security interest in all right, title, interest, claims and demands of Debtor in and to the Collateral, which Security Interest shall be subordinate only to the Permitted Liens.

3. Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any UCC jurisdiction or other jurisdiction of Debtor or its subsidiaries any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the UCC (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

4. General Representations and Warranties. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, (b) upon the filing of UCC-1 financing statements in any applicable jurisdiction, Secured Party shall have a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) Debtor has received at least a reasonably equivalent value in exchange for entering into this Agreement, (d) Debtor is not insolvent, as defined in any applicable state or federal statute, nor will Debtor be rendered insolvent by the execution and delivery of this Agreement to Secured Party; and (e) as such, this Agreement is a valid and binding obligation of Debtor. Notwithstanding the foregoing, any sale, assignment, hypothecation or other transfer of the Note or a portion of the Note where in return Secured Party receives consideration, the value of the consideration received by Secured Party will offset any amounts owed by Debtor as of the date the consideration is received by Secured Party.

5. Additional Covenants. Debtor hereby agrees:

5.1. to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and priority of such Lien;

5.2. to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, financing statements, certificates of title, and all other instruments, documents and/or writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the priority thereof;

5.3. to provide at least fifteen (15) days’ prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Debtor’s name, (b) any changes with respect to Debtor’s address or principal place of business, and (c) the formation of any subsidiaries of Debtor;

5.4. upon the occurrence of an Event of Default (as defined in the Note) and, thereafter, at Secured Party’s request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party’s request), assign and deliver any promissory notes included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5. to the extent the Collateral is not delivered to Secured Party pursuant to this Agreement, to keep the Collateral at the principal office of Debtor (unless otherwise agreed to by Secured Party in writing), and not to relocate the Collateral to any other locations without the prior written consent of Secured Party;

5.6. not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than assets in the ordinary course of business);

5.7. not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens;

5.8. not to grant any license or sublicense under any of its Intellectual Property, or enter into any other agreement with respect to any of its Intellectual Property, except in the ordinary course of Debtor’s business;

5.9. to the extent commercially reasonable and in Debtor’s good faith business judgment: (a) to file and prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter until all Obligations shall have been paid in full, (b) to make application on unpatented but patentable inventions and on trademarks and service marks, (c) to preserve and maintain all rights in all of its Intellectual Property, and (d) to ensure that all of its Intellectual Property is and remains enforceable. Any and all costs and expenses incurred in connection with each of Debtor’s obligations under this Section 5.9 shall be borne by Debtor. Debtor shall not knowingly and unreasonably abandon any right to file a patent, trademark or service mark application, or abandon any pending patent application, or any other of its Intellectual Property, without the prior written consent of Secured Party except for Intellectual Property that Debtor determines, in the exercise of its good faith business judgment, is not or is no longer material to its business;

5.10. upon the request of Secured Party at any time or from time to time, and at the sole cost and expense (including, without limitation, reasonable attorneys’ fees) of Debtor, Debtor shall take all actions and execute and deliver any and all instruments, agreements, assignments, certificates and/or documents reasonably required by Secured Party to collaterally assign any and all of Debtor’s foreign patent, copyright and trademark registrations and applications now owned or hereafter acquired to and in favor of Secured Party; and

5.11. at any time amounts paid by Secured Party under the Transaction Documents are used to purchase Collateral, Debtor shall perform all acts that may be necessary, and otherwise fully cooperate with Secured Party, to cause (a) any such amounts paid by Secured Party to be disbursed directly to the sellers of any such Collateral, (b) all certificates of title pertaining to such Collateral (as applicable) to be properly filed and reissued to reflect Secured Party’s Lien on such Collateral, and (c) all such reissued certificates of title to be delivered to and held by Secured Party.

6. Authorized Action by Secured Party. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral, including without limitation bringing a suit in Secured Party’s own name to enforce any Intellectual Property; (d) endorse Debtor’s name on all applications, documents, papers and instruments necessary or desirable for Secured Party in the use of any Intellectual Property; (e) grant or issue any exclusive or non-exclusive license under any Intellectual Property to any person or entity; (f) assign, pledge, sell, convey or otherwise transfer title in or dispose of any Intellectual Property to any person or entity; (g) cause the Commissioner of Patents and Trademarks, United States Patent and Trademark Office (or as appropriate, such equivalent agency in foreign countries) to issue any and all patents and related rights and applications to Secured Party as the assignee of Debtor’s entire interest therein; (h) employ collections activities and remedies against Debtor’s account debtors including, without limitation, instructing such debtors to make payments directly to Secured Creditor; (i) file a copy of this Agreement with any governmental agency, body or authority, including without limitation the United States Patent and Trademark Office and, if applicable, the United States Copyright Office or Library of Congress, at the sole cost and expense of Debtor; (j) insure, process and preserve the Collateral; (k) pay any indebtedness of Debtor relating to the Collateral; (l) execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (m) take any and all appropriate action and execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to clauses (a) through (j) above prior to the occurrence of an Event of Default. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, employees or agents shall be responsible to Debtor for any act or failure to act, except with respect to Secured Party’s own gross negligence or willful misconduct. Nothing in this Section 6 shall be deemed an authorization for Debtor to take any action that it is otherwise expressly prohibited from undertaking by way of other provision of this Agreement.

7. Default and Remedies.

7.1. Default. Debtor shall be deemed in default under this Agreement upon the occurrence of an Event of Default.

7.2. Remedies. Upon the occurrence of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including, without limiting the foregoing, (a) the right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (b) the right to peaceably take possession of the Collateral, and for that purpose Secured Party may peaceably enter upon premises on which the Collateral may be situated and remove the Collateral therefrom. Debtor hereby agrees that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable. In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Agreement. Secured Party may exercise any of its rights under this Section 7.2 without demand or notice of any kind. The remedies in this Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured Party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

7.3. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

7.4. Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

7.5. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(b) Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and second to outstanding principal) and all amounts owed under any of the other Transaction Documents or other documents included within the Obligations; and

(c) Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.

8. Miscellaneous.

8.1. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.

8.2. Non-waiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

8.3. Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

8.4. Assignment. This Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

8.5. Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

8.6. Partial Invalidity. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

8.7. Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Agreement.

8.8. Entire Agreement. This Agreement, the Note and the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8.9. Governing Law; Venue. Except as otherwise specifically set forth herein, the parties expressly agree that this Agreement shall be governed solely by the laws of the State of Utah, without giving effect to the principles thereof regarding the conflict of laws; provided, however, that enforcement of Secured Party’s rights and remedies against the Collateral as provided herein will be subject to the UCC. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

8.10. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.11. Purchase Agreement; Arbitration of Disputes. By executing this Agreement, each party agrees to be bound by the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

8.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Any electronic copy of a party’s executed counterpart will be deemed to be an executed original.

8.13. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Secured Party and Debtor have caused this Agreement to be executed as of the day and year first above written.

SECURED PARTY:

Streeterville Capital, LLC

By:
John M. Fife, President

DEBTOR:

Insight Acquisition Corp.

By:
William Alessi, CEO

[Signature Page to Security Agreement]

SCHEDULE A

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Debtor in and to all of Debtor’s assets owned as of the date hereof and/or acquired by Debtor in the future, wherever located, at any time while the Obligations are still outstanding, including without limitation, the following property:

1. All equity interests in all wholly- or partially-owned subsidiaries of Debtor;

2. All customer accounts, insurance contracts, and clients underlying such insurance contracts;

3. All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

4. All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor’s books relating to any of the foregoing;

5. All accounts receivable, contract rights, general intangibles, healthcare insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights and patent applications (including without limitation, the inventions and improvements described and claimed therein, and (a) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages, proceeds and payments now and hereafter due or payable under or with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world), trademarks and service marks (and applications and registrations therefor), inventions, discoveries, copyrights and mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs including source code, trade secrets, methods, published and unpublished works of authorship, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, information, any and all other proprietary rights, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired;

6. All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor (subject, in each case, to the contractual rights of third parties to require funds received by Debtor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor’s books relating to any of the foregoing;

7. All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Debtor’s books relating to the foregoing;

8. All other assets, goods and personal property of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired; and

9. Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds and products thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

Security Agreement

This Security Agreement (this “Agreement”), dated as of October __, 2024, is executed by Alpha Modus Corp., a Florida corporation (“Guarantor”), in favor of Streeterville Capital, LLC, a Utah limited liability company (“Secured Party”).

A. Insight Acquisition Corp., a Delaware corporation and parent of Guarantor, has issued to Secured Party a certain Secured Promissory Note of even date herewith, as may be amended from time to time, in the original face amount of $2,890,000.00 (the “Note”).

B. In order to induce Secured Party to extend the credit evidenced by the Note, Guarantor has agreed to enter into that certain Guaranty of even date herewith by and between Guarantor and Secured Party (the “Guaranty”) and this Agreement and to grant Secured Party a security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:

“Collateral” means the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof.

“Intellectual Property” means all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, know-how, inventions, discoveries, published and unpublished works of authorship, processes, any and all other proprietary rights, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means (a) all loans, advances, future advances, debts, liabilities and obligations, howsoever arising, owed by Debtor or Guarantor to Secured Party or any affiliate of Secured Party of every kind and description, now existing or hereafter arising, whether created by the Note, this Agreement, the Purchase Agreement, any other Transaction Documents (as defined in the Purchase Agreement), any other agreement between Guarantor and Secured Party (or any affiliate of Secured Party) or any other promissory note issued by Guarantor in favor of Secured Party (or any affiliate of Secured Party), any modification or amendment to any of the foregoing, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred or owed directly to Secured Party or as an affiliate of Secured Party or acquired by Secured Party or an affiliate of Secured Party by purchase, pledge or otherwise, (b) all costs and expenses, including attorneys’ fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement, and (d) the performance of the covenants and agreements of Debtor or Guarantor contained in this Agreement and all other Transaction Documents.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, and (b) Liens in favor of Secured Party under this Agreement or arising under the other Transaction Documents or any prior agreements between Guarantor and Secured Party.

“Purchase Agreement” means that certain Securities Purchase Agreement dated October 23, 2024 between Debtor and Secured Party pursuant to which the Note was issued to Secured Party.

“UCC” means the Uniform Commercial Code as in effect in the state whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable Collateral.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, Guarantor hereby pledges to Secured Party and grants to Secured Party a first-position security interest in all right, title, interest, claims and demands of Guarantor in and to the Collateral, which Security Interest shall be subordinate only to the Permitted Liens.

3. Authorization to File Financing Statements. Guarantor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any UCC jurisdiction or other jurisdiction of Guarantor or its subsidiaries any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the UCC (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Guarantor is an organization, the type of organization and any organization identification number issued to Guarantor. Guarantor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

4. General Representations and Warranties. Guarantor represents and warrants to Secured Party that (a) Guarantor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, (b) upon the filing of UCC-1 financing statements in any applicable jurisdiction, Secured Party shall have a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) Guarantor has received at least a reasonably equivalent value in exchange for entering into this Agreement, (d) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Agreement to Secured Party; and (e) as such, this Agreement is a valid and binding obligation of Guarantor. Notwithstanding the foregoing, any sale, assignment, hypothecation or other transfer of the Note or a portion of the Note where in return Secured Party receives consideration, the value of the consideration received by Secured Party will offset any amounts owed by Guarantor as of the date the consideration is received by Secured Party.

5. Additional Covenants. Guarantor hereby agrees:

5.1. to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and priority of such Lien;

5.2. to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, financing statements, certificates of title, and all other instruments, documents and/or writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the priority thereof;

5.3. to provide at least fifteen (15) days’ prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Guarantor’s name, (b) any changes with respect to Guarantor’s address or principal place of business, and (c) the formation of any subsidiaries of Guarantor;

5.4. upon the occurrence of an Event of Default (as defined in the Note) and, thereafter, at Secured Party’s request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party’s request), assign and deliver any promissory notes included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5. to the extent the Collateral is not delivered to Secured Party pursuant to this Agreement, to keep the Collateral at the principal office of Guarantor (unless otherwise agreed to by Secured Party in writing), and not to relocate the Collateral to any other locations without the prior written consent of Secured Party;

5.6. not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than assets in the ordinary course of business);

5.7. not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens;

5.8. not to grant any license or sublicense under any of its Intellectual Property, or enter into any other agreement with respect to any of its Intellectual Property, except in the ordinary course of Guarantor’s business;

5.9. to the extent commercially reasonable and in Guarantor’s good faith business judgment: (a) to file and prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter until all Obligations shall have been paid in full, (b) to make application on unpatented but patentable inventions and on trademarks and service marks, (c) to preserve and maintain all rights in all of its Intellectual Property, and (d) to ensure that all of its Intellectual Property is and remains enforceable. Any and all costs and expenses incurred in connection with each of Guarantor’s obligations under this Section 5.9 shall be borne by Guarantor. Guarantor shall not knowingly and unreasonably abandon any right to file a patent, trademark or service mark application, or abandon any pending patent application, or any other of its Intellectual Property, without the prior written consent of Secured Party except for Intellectual Property that Guarantor determines, in the exercise of its good faith business judgment, is not or is no longer material to its business;

5.10. upon the request of Secured Party at any time or from time to time, and at the sole cost and expense (including, without limitation, reasonable attorneys’ fees) of Guarantor, Guarantor shall take all actions and execute and deliver any and all instruments, agreements, assignments, certificates and/or documents reasonably required by Secured Party to collaterally assign any and all of Guarantor’s foreign patent, copyright and trademark registrations and applications now owned or hereafter acquired to and in favor of Secured Party;

5.11. at any time amounts paid by Secured Party under the Transaction Documents are used to purchase Collateral, Guarantor shall perform all acts that may be necessary, and otherwise fully cooperate with Secured Party, to cause (a) any such amounts paid by Secured Party to be disbursed directly to the sellers of any such Collateral, (b) all certificates of title pertaining to such Collateral (as applicable) to be properly filed and reissued to reflect Secured Party’s Lien on such Collateral, and (c) all such reissued certificates of title to be delivered to and held by Secured Party; and

5.12. to amend the existing Intellectual Property Security Agreement of even date herewith between Guarantor and Secured Party or enter into a new Intellectual Property Security Agreement with Guarantor, in the event Guarantor files for any additional Intellectual Property with the United States Patent and Trademark Office, if Secured Party believes it is necessary to perfect its security interest in such new Intellectual Property.

6. Authorized Action by Secured Party. Guarantor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Guarantor or any third party for failure so to do) any act which Guarantor is obligated by this Agreement to perform, and to exercise such rights and powers as Guarantor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral, including without limitation bringing a suit in Secured Party’s own name to enforce any Intellectual Property; (d) endorse Guarantor’s name on all applications, documents, papers and instruments necessary or desirable for Secured Party in the use of any Intellectual Property; (e) grant or issue any exclusive or non-exclusive license under any Intellectual Property to any person or entity; (f) assign, pledge, sell, convey or otherwise transfer title in or dispose of any Intellectual Property to any person or entity; (g) cause the Commissioner of Patents and Trademarks, United States Patent and Trademark Office (or as appropriate, such equivalent agency in foreign countries) to issue any and all patents and related rights and applications to Secured Party as the assignee of Guarantor’s entire interest therein; (h) employ collections activities and remedies against Guarantor’s account Guarantors including, without limitation, instructing such Guarantors to make payments directly to Secured Creditor; (i) file a copy of this Agreement with any governmental agency, body or authority, including without limitation the United States Patent and Trademark Office and, if applicable, the United States Copyright Office or Library of Congress, at the sole cost and expense of Guarantor; (j) insure, process and preserve the Collateral; (k) pay any indebtedness of Guarantor relating to the Collateral; (l) execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (m) take any and all appropriate action and execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to clauses (a) through (j) above prior to the occurrence of an Event of Default or a default under the Guaranty. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, employees or agents shall be responsible to Guarantor for any act or failure to act, except with respect to Secured Party’s own gross negligence or willful misconduct. Nothing in this Section 6 shall be deemed an authorization for Guarantor to take any action that it is otherwise expressly prohibited from undertaking by way of other provision of this Agreement.

7. Default and Remedies.

7.1. Default. Guarantor shall be deemed in default under this Agreement upon the occurrence of an Event of Default or a default under the Guaranty.

7.2. Remedies. Upon the occurrence of any such Event of Default or default under the Guaranty, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including, without limiting the foregoing, (a) the right to require Guarantor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (b) the right to peaceably take possession of the Collateral, and for that purpose Secured Party may peaceably enter upon premises on which the Collateral may be situated and remove the Collateral therefrom. Guarantor hereby agrees that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable. In addition, Guarantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default or default under the Guaranty to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Agreement. Secured Party may exercise any of its rights under this Section 7.2 without demand or notice of any kind. The remedies in this Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured Party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

7.3. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Guarantor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account Guarantors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account Guarantors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Guarantor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

7.4. Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Guarantor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Guarantor hereby irrevocably waives the benefits of all such laws.

7.5. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default or default under the Guaranty) shall be paid to and applied as follows:

(a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(b) Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and second to outstanding principal) and all amounts owed under any of the other Transaction Documents or other documents included within the Obligations; and

(c) Third, to the payment of the surplus, if any, to Guarantor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

In the absence of final payment and satisfaction in full of all of the Obligations, Guarantor shall remain liable for any deficiency.

8. Miscellaneous.

8.1. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.

8.2. Non-waiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

8.3. Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Guarantor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

8.4. Assignment. This Agreement shall be binding upon and inure to the benefit of Secured Party and Guarantor and their respective successors and assigns; provided, however, that Guarantor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

8.5. Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Guarantor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

8.6. Partial Invalidity. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

8.7. Expenses. Guarantor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Agreement.

8.8. Entire Agreement. This Agreement, the Note and the other Transaction Documents, taken together, constitute and contain the entire agreement of Guarantor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8.9. Governing Law; Venue. Except as otherwise specifically set forth herein, the parties expressly agree that this Agreement shall be governed solely by the laws of the State of Utah, without giving effect to the principles thereof regarding the conflict of laws; provided, however, that enforcement of Secured Party’s rights and remedies against the Collateral as provided herein will be subject to the UCC. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

8.10. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.11. Purchase Agreement; Arbitration of Disputes. By executing this Agreement, each party agrees to be bound by the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

8.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Any electronic copy of a party’s executed counterpart will be deemed to be an executed original.

8.13. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Secured Party and Guarantor have caused this Agreement to be executed as of the day and year first above written.

SECURED PARTY:

Streeterville Capital, LLC

By:
John M. Fife, President

GUARANTOR:

Alpha Modus Corp.

By:
William Alessi, President

[Signature Page to Security Agreement]

SCHEDULE A

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Guarantor in and to all of Guarantor’s assets owned as of the date hereof and/or acquired by Guarantor in the future, wherever located, at any time while the Obligations are still outstanding, including without limitation, the following property:

1. All equity interests in all wholly- or partially-owned subsidiaries of Guarantor;

2. All customer accounts, insurance contracts, and clients underlying such insurance contracts;

3. All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

4. All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Guarantor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Guarantor’s books relating to any of the foregoing;

5. All accounts receivable, contract rights, general intangibles, healthcare insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights and patent applications (including without limitation, the inventions and improvements described and claimed therein, and (a) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages, proceeds and payments now and hereafter due or payable under or with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world), trademarks and service marks (and applications and registrations therefor), inventions, discoveries, copyrights and mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs including source code, trade secrets, methods, published and unpublished works of authorship, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, information, any and all other proprietary rights, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired;

6. All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Guarantor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Guarantor (subject, in each case, to the contractual rights of third parties to require funds received by Guarantor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Guarantor and Guarantor’s books relating to any of the foregoing;

7. All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Guarantor’s books relating to the foregoing;

8. All other assets, goods and personal property of Guarantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired; and

9. Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds and products thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

EXHIBIT D

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of October __, 2024, is made by ALPHA MODUS CORP., a Florida corporation (“Guarantor”), in favor of STREETERVILLE CAPITAL, LLC, a Utah limited liability company (the “Secured Party”).

A.	Insight Acquisition Corp., a Delaware corporation (“Borrower”), issued to Secured Party a certain Secured Convertible Promissory Note dated as of October __, 2024, as may be amended from time to time (the “Note”), pursuant to a certain Securities Purchase Agreement dated October 23, 2024 by and between Guarantor and Secured Party (the “Purchase Agreement”).

B.	In order to induce Secured Party to extend the credit evidenced by the Note, Guarantor has agreed to guaranty Borrower’s obligations under the Note and enter into that certain Security Agreement of even date herewith by and between Guarantor and Secured Party (the “Security Agreement”) and to grant Secured Party a security interest in certain “Collateral” as defined in the Security Agreement.

C.	Under the terms of the Security Agreement, Guarantor has granted to the Secured Party a security interest in, among other property, certain intellectual property of the Guarantor, and has agreed to execute and deliver this IP Security Agreement for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Security. Guarantor hereby pledges and grants to Secured Party a security interest in and to all of the right, title, and interest of such Guarantor in, to, and under the following (the “IP Collateral”):

(a) the patents, patent applications and trademarks set forth on Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof, and amendments thereto;

(b) the trademark registrations and applications set forth on Schedule 1 hereto, together with the goodwill connected with the use thereof and symbolized thereby, and all extensions and renewals thereof;

(c) all rights of any kind whatsoever of Guarantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(d) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(e) any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation. Guarantor authorizes the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Security Agreement upon request by the Secured Party.

3. Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, the Purchase Agreement, the Note and all other documents related thereto and entered into in connection therewith (the “Loan Documents”), which are hereby incorporated by reference. The provisions of the Loan Documents shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Secured Party with respect to the IP Collateral are as provided by the Loan Documents and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4. General Representations and Warranties. In addition to those representations and warranties made in the Security Agreement, Guarantor hereby represents and warrants to Secured Party that:

(a) Guarantor owns, has independently developed, and has the valid right to encumber use, possess, develop, sell, license, copy, distribute, market, advertise and/or dispose of all IP Collateral.

(b) The IP Collateral does not infringe, whether indirectly (e.g., contributorily or by induced infringement) or directly, upon any copyright, trademark, trade dress, trade secret or patent or other proprietary or intellectual property right of any third party in the United States or in any country or jurisdiction worldwide, and that no third party in the United States or in any country or jurisdiction worldwide has made any infringement or misappropriation claims against Guarantor regarding the IP Collateral.

(c) The IP Collateral is free and clear of any liens or other encumbrances.

(d) All applications and registrations related to the IP Collateral are valid, enforceable, subsisting, and have not expired, been revoked or cancelled for failure to prosecute, and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Guarantor.

(e) Guarantor has not assigned any right, title or interest in the IP Collateral to any third party.

(f) There is no pending or threatened claim or litigation contesting the validity or ownership of the IP Collateral. There is no legitimate basis for any such claim, nor has Guarantor received any notice asserting that any IP Collateral or the proposed encumbrance, use, sale, license or disposition thereof conflicts or shall conflict with the rights of any other party, nor is there any legitimate basis for any such assertion.

(g) Guarantor represents and warrants to Secured Party that Schedule 1 attached hereto is a true, complete and accurate list of all patents, patent applications, trademarks and trademark applications owned by Guarantor.

5. Execution in Counterparts. This IP Security Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6. Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. This IP Security Agreement may be assigned by Secured Party to its affiliates that are permitted assignees of the Note, upon prior written notice to Guarantor, without the need to obtain Guarantor’s consent thereto, provided that any such assignee agrees in writing to by bound by the terms of all Transaction Documents (as defined in the Purchase Agreement) as though an original party thereto. Except as set forth above, neither Secured Party nor Guarantor may assign its rights or obligations under this IP Security Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of the other party, and any such attempted assignment or delegation shall be null and void.

7. Governing Law; Arbitration. This IP Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Utah, without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction), and will be subject to the Arbitration Provisions (as defined in the Purchase Agreement) attached as an exhibit to the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ALPHA MODUS CORP.

By:
William Alessi, President

Address for Notices:

333 East 91st Street
New York, NY 10128

AGREED TO AND ACCEPTED:

STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President

Address for Notices:

297 Auto Mall Drive #4
St. George, Utah 84770

[Signature Page to Intellectual Property Security Agreement]

SCHEDULE 1

INTELLECTUAL PROPERTY

Country	Application Number	Filing Date	Publication Number	Publication Date	Patent Number	Issue Date	Status	Title
US	14/335429	18-Jul-2014	2015-0025936	22-Jan-2015	10360571	23-Jul-2019	Granted	METHOD FOR MONITORING AND ANALYZING BEHAVIOR AND USES THEREOF
US	16/509343	11-Jul-2019	2019-0333081	31-Oct-2019	10853825	01-Dec-2020	Granted	METHOD FOR MONITORING AND ANALYZING BEHAVIOR AND USES THEREOF
US	16/837577	01-Apr-2020	2020-0226621	16-Jul-2020	11049120	29-Jun-2021	Granted	METHOD AND SYSTEM FOR GENERATING A LAYOUT FOR PLACEMENT OF PRODUCTS IN A RETAIL STORE
US	16/837645	01-Apr-2020	2020-0226622	16-Jul-2020	11301880	12-Apr-2022	Granted	METHOD AND SYSTEM FOR INVENTORY MANAGEMENT IN A RETAIL STORE
US	16/837711	01-Apr-2020	2020-0226623	16-Jul-2020	11042890	22-Jun-2021	Granted	METHOD AND SYSTEM FOR CUSTOMER ASSISTANCE IN A RETAIL STORE
US	16/985001	04-Aug-2020	2020-0364730	19-Nov-2020	10977672	13-Apr-2021	Granted	(TRACK 1) METHOD AND SYSTEM FOR REAL-TIME INVENTORY MANAGEMENT, MARKETING, AND ADVERTISING IN A RETAIL STORE
US	17/590605	01-Feb-2022	2022-0156764	19-May-2022	12039550	16-Jul-2024	Granted	METHOD FOR ENHANCING CUSTOMER SHOPPING EXPERIENCE IN A RETAIL STORE
US	18/100377	23-Jan-2023	2023-0162211	25-May-2023	12026731	2-Jul-2024	Granted	METHOD FOR PERSONALIZED MARKETING AND ADVERTISING OF RETAIL PRODUCTS
US	18/519550	27-Nov-2023	2024-0095760	21-Mar-2024			Pending (Issue fee paid 12-Sep-2024)	METHODS FOR PERSONALIZED MARKETING AND ADVERTISING
US	18/651410	30-Apr-2024	2024-0281829	22-Aug-2024			Pending	METHOD AND DYSTEMS FOR SHOPPING IN A RETAIL STORE
US	18/905975	03-Oct-2024					Pending	METHODS AND SYSTEMS FOR PROVIDING CUSTOMER ASSISTANCE IN A RETAIL STORE

EXHIBIT E

SUBORDINATION AND VOTING AGREEMENT

This Subordination and Voting Agreement (this “Agreement”) is entered into as of October __, 2024 (the “Effective Date”) by and among Streeterville Capital, LLC, a Utah limited liability company (“Lender”), Insight Acquisition Corp., a Delaware corporation (“Insight”), Alpha Modus Corp., a Florida corporation (“Alpha Modus,” and together with Insight, the “Borrower”) and each of the undersigned creditors and shareholders of Borrower (each, a “Capital Party,” and collectively, the “Capital Parties”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Note (defined below).

A. Insight has issued to Lender that certain Secured Convertible Promissory Note dated as of the date hereof in the original principal amount of $2,890,000.00 (the “Note”) pursuant to that certain Securities Purchase Agreement dated as of October 23, 2024 by and between Lender and Insight (the “Purchase Agreement,” and together with the Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B. Alpha Modus has guaranteed all of Insight’s obligations under the Transaction Documents pursuant to a Guaranty given by Alpha Modus of even date herewith.

C. The Capital Parties: (i) are the beneficial owners of (a) shares of Class A common stock, par value $0.0001, of Insight (the “Common Shares”), and/or (b) shares of Series C Preferred Stock, par value $0.0001, of Insight (the “Preferred Shares, and together with the Common Shares, the “Shares”); and/or (ii) have extended loans or other credit accommodations to Alpha Modus and/or Insight, including without limitation that certain: (a) Amended and Restated 12% Senior Secured Promissory Note dated January 17, 2023 in the original principal amount of $453,750.00 given by Alpha Modus for the benefit of Janbella Group, LLC (“Janbella”), (b) Senior Secured Promissory Note dated August 31, 2023 in the original principal amount of $300,000.00 given by Alpha Modus for the benefit of Janbella, (c) Senior Secured Promissory Note dated November 6, 2023 in the original principal amount of $221,941.00 given by Alpha Modus for the benefit of Janbella, and (d) Senior Secured Promissory Note dated May 17, 2024 in the original principal amount of $400,000.00 given by Alpha Modus for the benefit of Janbella (collectively, the “Janbella Loans”); and/or may extend loans or other credit accommodations to Borrower from time to time.

D. To induce Lender to enter into the Transaction Documents and extend the credit evidenced thereby, each Capital Party is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to each Capital Party (including without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), including without limitation the Janbella Loans, plus any equity or equity rights, along with any dividends, redemptions, distributions or other payments pursuant to exchange, call, redemption, put, or conversion features in connection with the Shares issued to or held by such Capital Party, whether presently existing or arising in the future (the “Subordinated Debt and Equity”), to all of Borrower’s indebtedness and obligations to Lender; and (ii) all of such Capital Party’s security interests, if any, to all of Lender’s security interests in Borrower’s property.

E. Pursuant to the Transaction Documents, Insight agreed to seek stockholder approval (the “Approval”) to issue Common Shares under the Transaction Documents to Lender in excess of the requirements of Nasdaq Listing Rule 5635(d) (“Exchange Cap”), which Approval the applicable Capital Parties desire to vote in favor of, all pursuant to the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Subordination.

(a) Each Capital Party subordinates to Lender any security interest or lien that such Capital Party may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interests of such Capital Party and the security interests of Lender, all now existing and hereafter arising security interests of Lender in any property of Borrower and all proceeds thereof (the “Collateral”), including, without limitation, the “Collateral,” as defined in that certain Security Agreement dated as of the date hereof by and between Borrower and Lender (as the same may from time to time be amended, modified, supplemented or restated) shall at all times be senior to the security interests of such Capital Party. Each Capital Party hereby (a) acknowledges and consents to (i) Borrower granting to Lender a security interest in the Collateral, (ii) Lender filing any and all financing statements and other documents as deemed necessary by Lender in order to perfect Lender’s security interest in the Collateral, and (iii) the entering into of the Transaction Documents and all documents in connection therewith by Borrower, (b) acknowledges and agrees that the Senior Debt (as defined below), the entering into of the Transaction Documents and all documents in connection therewith by Borrower, and the security interest granted by Borrower to Lender in the Collateral is permitted under the provisions of the Subordinated Debt and Equity documents (the “Subordinated Transaction Documents”) (notwithstanding any provision of the Subordinated Transaction Documents to the contrary), (c) acknowledges, agrees and covenants that no Capital Party shall: (i) contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Lender’s security interest in the Collateral, or the validity, priority or enforceability of the Senior Debt, or (ii) seek to receive payments or enforce any remedy under the Subordinated Transaction Documents, and (d) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that Lender’s security interest in the Collateral (or any portion thereof) shall be unperfected.

(b) All Subordinated Debt and Equity is subordinated in right of payment to all obligations of Borrower to Lender now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all obligations under the Transaction Documents or any other agreement related to Lender’s provision of credit to Borrower (such obligations, collectively, the “Senior Debt”).

(c) No Capital Party will demand or receive from Borrower (and Borrower will not pay to any Capital Party) all or any part of the Subordinated Debt and Equity, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will any Capital Party exercise any remedy with respect to any property of Borrower, nor will any Capital Party accelerate the Subordinated Debt and Equity, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (a) the Senior Debt has been fully paid in cash, (b) Lender has no commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between Lender and Borrower are terminated.

(d) Each Capital Party further agrees that it will not seek to convert or exchange either the Preferred Shares or any portion of any outstanding balance under any of the Subordinated Transaction Documents into Common Shares, nor will any Capital Party seek to exercise any redemption or other rights under the Subordinated Transaction Documents, or sell, transfer or assign any of the Shares until such time as (a) the Senior Debt has been deemed fully paid (either through repayment in cash or conversion into Common Shares), (b) Lender has no commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between Lender and Borrower are terminated.

(e) Borrower hereby acknowledges and agrees to the foregoing subordinations and, for the avoidance of doubt, further agrees that it shall comply with the same and not take any actions to circumvent, contravene or violate such subordinations in any manner.

3. Voting. Each Capital Party, to the extent applicable, hereby covenants and agrees to vote all Shares held by it/he/she in favor of the Approval and the issuance of Common Shares to Lender in excess of the requirements of the Exchange Cap at such times and in such places and in such agreements and documents as Borrower and Lender may deem appropriate in each instance that such Approval is sought, and to the extent not already covered by Section 2, to approve the Transaction Documents and the transaction evidenced thereby in each instance that such Approval is sought.

4. Borrower Covenants. Borrower covenants and agrees not to take any action that would violate the Capital Parties’ obligations under this Agreement, including, without limitation, making any payments to the Capital Parties under any debt obligation or issuing any Common Shares or Preferred Shares to the Capital Parties in contravention of this Agreement.

5. Ratification of the Note. The Note shall be and remains in full force and effect in accordance with its terms, and is hereby ratified and confirmed in all respects. Borrower acknowledges that it is unconditionally obligated to pay the Outstanding Balance of the Note and represents that such obligation is not subject to any defenses, rights of offset or counterclaims. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power or remedy of Lender under the Note or the Transaction Documents, as in effect prior to the date hereof.

6. Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower and each Capital Party, for itself/himself/herself, and for their affiliates, successors and assigns, hereby acknowledge, represent, warrant and agree as follows:

(a) Borrower and each Capital Party has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, as applicable. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower or any Capital Party hereunder.

(b) All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. Borrower and each Capital Party acknowledge and agree that Lender has been induced in part to enter into this Agreement based upon Lender’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to Borrower or any Capital Party or which should be known to Borrower or any Capital Party which Borrower or Capital Party has not disclosed to Lender on or prior to the date hereof which would or could materially and adversely affect the understandings of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(c) Borrower and each Capital Party have no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower and each Capital Party hereby acknowledge and agree that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(d) Borrower and each Capital Party hereby acknowledge that it/he/she has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Borrower or any Capital Party (or had the opportunity to be represented by counsel). Borrower and each Capital Party further acknowledge and agree that it/he/she has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(e) There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against Borrower or any Capital Party.

(f) There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on Borrower or any Capital Party, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

7. Arbitration. Each party agrees that any dispute arising out of or relating to this Agreement shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement).

8. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party agrees that the proper venue for any dispute arising out of or relating to this Agreement shall be determined in accordance with the provisions of the Purchase Agreement. BORROWER AND EACH CAPITAL PARTY HEREBY IRREVOCABLY WAIVE ANY RIGHT IT/HE/SHE MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

11. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

12. Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Capital Party, and Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower nor any Capital Party makes any representation, warranty, covenant or undertaking with respect to such matters.

13. No Reliance. Borrower and each Capital Party acknowledge and agree that neither Lender nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any Capital Party or any of their agents, representatives, officers, directors, stockholders, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making their decision to enter into the transactions contemplated by this Agreement and the Transaction Documents, Borrower and each Capital Party are not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement and in the Transaction Documents.

14. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower and each Capital Party may not assign this Agreement or any of their obligations herein without the prior written consent of Lender.

16. Time is of Essence. Time is of the essence with respect to each and every provision of this Agreement.

17. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower, any Capital Party, or Lender shall be given as set forth in the “Notices” section of the Transaction Documents, except with respect to any Capital Party to the places and people as set forth in writing to Lender.

18. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BORROWER:

INSIGHT ACQUISITION CORP.

By:
William Alessi, CEO

Alpha Modus Corp.

By:
William Alessi, President

LENDER:

STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President

CAPITAL PARTIES:

JANBELLA GROUP, LLC

By:
William Alessi, Manager

WILLIAM ALESSI

William Alessi

[Signature Page to Subordination and Voting Agreement]

THE ALESSI 2023 IRREVOCABLE TRUST

By:
Sonia Alessi, Trustee

THE WRA 2023 IRREVOCABLE TRUST

By:
Sonia Alessi, Trustee

THE JANET ALESSI IRREVOCABLE TRUST

By:
Sonia Alessi, Trustee

THE ISABELLA ALESSI IRREVOCABLE TRUST

By:
Sonia Alessi, Trustee

THE KIM ALESSI IRREVOCABLE TRUST

By:
Sonia Alessi, Trustee

THE ALESSI REVOCABLE TRUST

By:
Sonia Alessi, Trustee

[Signature Page to Subordination and Voting Agreement]

Exhibit F

Insight Acquisition Corp.

October __, 2024

Continental Stock Transfer & Trust Company

1 State Street, Floor 30

New York, NY 10004

Ladies and Gentlemen:

Insight Acquisition Corp., a Delaware corporation (the “Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (the “Investor”) have entered into a Securities Purchase Agreement dated as of October 23, 2024 (the “Purchase Agreement”) providing for the issuance of the Convertible Promissory Note in the principal amount of $2,890,000.00 (as the same may be amended or exchanged from time to time, the “Note”, and together with the Purchase Agreement and all other documents entered into in conjunction therewith, including any amendments thereto, the “Transaction Documents”).

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of Class A common stock, par value $0.0001 per share, (the “Common Stock”, and the shares of Common Stock issuable upon any conversion or otherwise under the Note, the “shares”) of the Company (initially, 7,500,000 shares) for issuance upon full conversion of the Note in accordance with the terms thereof. The amount of shares so reserved may be increased in increments of 100,000 shares, from time to time, only upon the written instructions of the Company and Investor, if the number of shares being held is less than three (3) times the number of shares of Common Stock obtained by dividing the Outstanding Balance by the Conversion Price (as defined in the Note).

From and after the date hereof and until all of Company’s obligations under the Note are paid and performed in full, (a) you shall establish a reserve of shares of authorized but unissued Common Stock in an amount not less than 7,500,000 shares (the “Transfer Agent Reserve”), (b) you shall maintain and hold the Transfer Agent Reserve for the exclusive benefit of Investor, (c) you shall issue the shares of Common Stock held in the Transfer Agent Reserve to Investor or its broker only, upon the written instructions of the Company and Investor (subject to the immediately following clause (d)), (d) when you issue shares of Common Stock to Investor or its broker under the Note pursuant to the other instructions herein, you shall issue such shares from Company’s authorized and unissued shares of Common Stock to the extent the same are available and not from the Transfer Agent Reserve unless and until there are no authorized shares of Common Stock available for issuance other than those held in the Transfer Agent Reserve, at which point, and upon your receipt of written authorization from Investor, you shall then issue any shares of Common Stock deliverable to Investor under the Note from the Transfer Agent Reserve, (e) you shall not otherwise reduce the Transfer Agent Reserve under any circumstances, unless the Company and Investor delivers to you written pre-approval of such reduction, or unless you receive notice from the Company and Investor that the Note has been paid in full, and (f) you shall immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 1,000,000 shares as and when requested jointly by Company and Investor in writing from time to time.

The ability to convert the Note in a timely manner is a material obligation of the Company pursuant to the Note. Provided you are acting as Transfer Agent at the time and provided no single issuance is greater than 9.99% of the issued and outstanding shares of the Company, your firm is hereby irrevocably authorized and instructed to within three (3) Trading days issue shares of Common Stock of the Company to the Investor upon your receipt from the Company of: (i) a notice of conversion in substantially the form attached hereto as Exhibit A (“Conversion Notice”) executed by the Investor with the signed acknowledgement of an authorized officer of the company, (ii) an opinion of the company’s counsel or counsel of the Investor hereby designated by the Company as counsel to the Company for transactions hereunder, dated within ninety (90) days from the date of the Conversion Notice, confirming that the shares may be issued upon conversion of the Note without any transfer restrictions pursuant to an effective resale Registration Statement or pursuant to the exemption provided by Rule 144 (or any other available exemption) under the Federal Securities Act of 1933, as amended (the “Securities Act”), and (iii) copies of all supporting prospectus or Rule 144 documentation (a seller’s representation letter and a broker’s representation letter if the shares have been held less than twelve months). Such shares should be issued, at the option of the Investor as specified in the Notice of Conversion either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal at Custodian (“DWAC”) system provided the Investor causes its broker or bank to initiate a DWAC deposit or (ii) in certificated form without any restrictive legend which would restrict the transfer of the shares, provided however that if such shares are not able to be sold under Rule 144 or any other exemption under the Securities Act and you have received an opinion from the Company’s or Investor’s counsel that the issuance of the shares is exempt from registration under the Securities Act and when issued the shares will be fully paid and non-assessable, then the issued certificates for such shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The shares shall remain in the created reserve with the Transfer Agent until counsel to the Investor and an authorized officer of the Company provides joint written instructions to the Transfer Agent that the shares or any part of them shall be taken out of the reserve and shall no longer be subject to the terms of these instructions.

You understand that a delay in the delivery of shares hereunder could result in economic loss to Investor and that time is of the essence in your processing of each Conversion Notice.

By your signature below, you acknowledge and agree that a conversion of the Note may include any conversion by Investor of any judgment amount or arbitration award granted in favor of Investor, as set forth in the Note, and that you will issue shares to Investor in accordance with the instructions herein upon the Company and Investor’s delivery to you of a duly executed Conversion Notice wherein Investor seeks to convert any portion of any judgment amount or arbitration award granted in favor of Investor. You further acknowledge that Company and Investor and their respective securities counsel have agreed that it is their expectation that any such judgment amount or arbitration award that is converted will tack back to the Purchase Price Date (as defined in the Note) for purposes of determining the holding period under Rule 144 (as defined below) and that Company agreed that it will not take a contrary position in any filing, document, letter, agreement or setting.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability including any claim which may be made or asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company and the Investor in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard and without liability on the advice of counsel, including counsel selected by you.

The Board of Directors of the Company has approved these irrevocable instructions and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees not to change you as its transfer agent without first (a) providing Investor with at least 30-days’ written notice of such proposed change, and (b) obtaining Investor’s written consent to such proposed change. Any such consent is conditioned upon the new transfer agent executing an irrevocable letter of instructions substantially similar to this Letter so that such transfer agent is bound by the same terms set forth herein. You agree not to help facilitate any change to Company’s transfer agent without first receiving such written consent to such change from Investor.

The Company agrees that in the event that you resign as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company within five (5) business days. The Company acknowledges that we will have the right to complete any issuance or conversion request received in good order prior to our resignation. It is also understood that you are permitted to resign without any stipulated conditions.

The Company acknowledges that Investor is relying on the representations and covenants made by Company in this Letter and that the representations and covenants contained in this Letter constitute a material inducement to Investor to make the loan evidenced by the Note. Company further acknowledges that without such representations and covenants of Company, Investor would not have made the loan to Company evidenced by the Note.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor. The parties hereto specifically acknowledge and agree that in the event of a breach or threatened breach by a party hereto of any provision hereof, Investor will be irreparably damaged, and that damages at law would be an inadequate remedy if this Letter were not specifically enforced. Therefore, in the event of a breach or threatened breach of this Letter, Investor shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for a specific performance of the provisions of this Letter. By your signature below, you agree to honor any injunction issued by any arbitrator or court of competent jurisdiction that requires Company (i) to issue shares of Common Stock to Investor, or (ii) to refrain from issuing shares of Common Stock to any person or entity other than Investor.

This Letter shall be fully binding and enforceable against Company even if it is not signed by you. If Company takes (or fails to take) any action contrary to this Letter, then such action or inaction will constitute a default under the Transaction Documents. Although no additional direction is required by Company, any refusal by Company to promptly confirm this Letter and the instructions contemplated herein to you if and when such confirmation is requested in writing by you will constitute a default hereunder and under the Transaction Documents.

Whenever possible, each provision of this Letter shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Letter shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Letter or the validity or enforceability of this Letter in any other jurisdiction.

By signing below, (a) each individual executing this Letter on behalf of an entity represents and warrants that he or she has authority to so execute this Letter on behalf of such entity and thereby bind such entity to the terms and conditions hereof, and (b) each party to this Letter represents and warrants that such party has received good and valuable consideration in exchange for executing this Letter.

Company and Investor agree that any action which names you as a party shall be brought in a court of general jurisdiction in New York County, New York and no other court and shall be subject to New York law. Notwithstanding the foregoing, nothing herein shall be construed to modify, change or amend Company’s agreement to arbitrate disputes with Investor pursuant to the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement. For the avoidance of doubt, only claims directly involving you will be subject to litigation in New York County, New York and New York law, all other claims between Company and Investor will be subject to the Arbitration Provisions and Utah law and may proceed concurrently with any action among the parties in New York County, New York. Notwithstanding the foregoing, Company and Investor further agree to not participate in any action, suit, proceeding or arbitration (including without limitation any action or proceeding seeking an injunction or temporary restraining order against your issuance of Shares to Investor) of any dispute arising out of or relating to this Letter or the relationship of the parties or their affiliates that takes place outside of the jurisdictions set forth herein.

Notwithstanding any other provision hereof, the Company and the Investor understand that you shall not be required to perform any issuance of the Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations or (b) the issuance of the Shares is prohibited or stopped as required or directed by a court order from a court of competent jurisdiction. Additionally, Company and Investor understand that you shall not be required to perform any issuance of the Shares if Company is in default of its payment obligations under its agreement with you.

[Remainder of page intentionally left blank; signature page follows]

Very truly yours,

Insight Acquisition Corp.

By:
William Alessi, CEO

ACKNOWLEDGED AND AGREED:

INVESTOR:

Streeterville Capital, LLC

By:
John M. Fife, President

TRANSFER AGENT:

Continental Stock Transfer & Trust Company

By:
Name:
Title:

Attachments:

Exhibit	A Form of Conversion Notice

[Signature Page to Irrevocable Letter of Instructions to Transfer Agent]

Exhibit G

INSIGHT ACQUISITION CORP.

OFFICER’S CERTIFICATE

I hereby certify that I am the duly elected, qualified and acting Chief Executive Officer of Insight Acquisition Corp., a Delaware corporation (“Company”), and I am authorized to execute this Officer’s Certificate (this “Certificate”) on behalf of Company. This Certificate is delivered in connection with that certain Securities Purchase Agreement dated October 23, 2024 (the “Purchase Agreement”), by and between Company and Streeterville Capital, LLC, a Utah limited liability company.

Solely in my capacity as Chief Executive Officer, I certify that Schedule 1 attached hereto is a true, accurate and complete copy of all of the resolutions adopted by the Board of Directors of Company (the “Resolutions”) approving and authorizing the execution, delivery and performance of the Purchase Agreement and related documents to which Company is a party on the date hereof, and the transactions contemplated thereby. Such Resolutions have not been amended, rescinded or modified since their adoption and remain in effect as of the date hereof.

IN WITNESS WHEREOF, I have made this Officer’s Certificate effective as of October 23, 2024.

Insight Acquisition Corp.

By:
Michael Singer, CEO

Schedule 1

BOARD RESOLUTIONS

[attached]

INSIGHT ACQUISITION CORP.

UNANIMOUS WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

________________________

Effective October 23, 2024

________________________

APPROVAL OF FINANCING

WHEREAS, the Board of Directors (the “Board”) of Insight Acquisition Corp., a Delaware corporation (“Company”), based on the recommendation and advice of the officers of Company, has determined that it is in the best interests of Company to seek financing in connection with the Closing of Company’s business combination transaction (the “Business Combination”) with Alpha Modus Corp. (“Alpha Modus”), the target company;

WHEREAS, William Alessi, the CEO of Alpha Modus, has advised Company that it is in the best interests of Alpha Modus and the Business Combination for Company to seek financing with Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and has negotiated financing with Investor in the form of a Secured Convertible Promissory Note (the “Financing”);

WHEREAS, the terms of the Financing are reflected in a Securities Purchase Agreement substantially in the form attached hereto as Exhibit A (the “Purchase Agreement”), a Secured Convertible Promissory Note issued by Company to Investor in the original principal amount of $2,890,000.00 substantially in the form attached hereto as Exhibit B (the “Note”), a form of Guaranty in substantially the form attached hereto as Exhibit C (the “Guaranty”), a form of Security Agreement substantially in the form attached hereto as Exhibit D (the “Security Agreement”), a form of Intellectual Property Security Agreement substantially in the form attached hereto as Exhibit E (the “IP Security Agreement”), a Subordination and Voting Agreement substantially in the form attached hereto as Exhibit F (the “Subordination and Voting Agreement”), a Transfer Agent Letter substantially in the form attached hereto as Exhibit G (the “TA Letter”), and all other agreements, certificates, instruments and documents being or to be executed and delivered under or in connection with the Financing (collectively, the “Financing Documents”); and

WHEREAS, William Alessi has confirmed to Company in writing that the Financing is in the best interests of Alpha Modus and the Business Combination and has authorized and consented to Company’s execution and delivery of the Purchase Agreement to Investor.

WHEREAS, the officers of Company believe that it is in the best interests of Company to approve and enter into the Financing and the Financing Documents with Investor and has recommended such approval to the Board.

NOW, THEREFORE, BE IT:

RESOLVED, based on the aforesaid recommendation and advice by the officers of Company, the Board hereby authorizes and approves the Financing and directs management of Company to execute and deliver the applicable Financing Documents to Investor;

RESOLVED FURTHER, that the Note shall be duly and validly issued upon the issuance and delivery thereof in accordance with the Purchase Agreement;

RESOLVED FURTHER, that each of the officers of Company be, and each of them hereby is, authorized to execute and deliver in the name of and on behalf of Company, each of the Financing Documents and any other related agreements (with such additions to, modifications to, or deletions from such documents as the officer approves, such approval to be conclusively evidenced by such execution and delivery), to conform Company’s minute books and other records to the matters set forth in these resolutions, and to take all other actions on behalf of Company as any of them deem necessary, required, or advisable with respect to the matters set forth in these resolutions;

SHARE ISSUANCE RESOLUTIONS

RESOLVED, that Continental Stock Transfer & Trust Company, as transfer agent (including any successor transfer agent, the “Transfer Agent”) of shares of Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), is authorized to rely upon a Conversion Notice substantially in the form of Exhibit A attached to the Note, whether an original or a copy (the “Conversion Notice”), in each case without any further inquiry, to be delivered to the Transfer Agent from time to time either by Company or Investor.

RESOLVED FURTHER, that the Transfer Agent is authorized to issue the number of:

(i)	“Conversion Shares” (representing shares of Common Stock) set forth in each Conversion Notice delivered to the Transfer Agent, and

(ii)	all additional shares of Common Stock Company may subsequently instruct the Transfer Agent to issue in connection with any of the foregoing or otherwise under the Note,

with such shares to be issued in the name of Investor, or its successors, transferees, or designees, free of any restricted security legend, as permitted by the Note.

RESOLVED FURTHER, that consistent with the terms of the Purchase Agreement, the Transfer Agent is authorized and directed to immediately create a share reserve equal to 7,500,000 shares for the benefit of Investor (the “Share Reserve”); provided that the Share Reserve may increase in increments of 100,000 shares from time to time by written instructions provided to the Transfer Agent by Company or Investor as required by the Purchase Agreement and as contemplated by the Board Resolutions.

RESOLVED FURTHER, that Investor and the Transfer Agent may rely upon the more general approvals and authorizations set forth in the Board Resolutions, and the Transfer Agent is hereby authorized and directed to take those further actions approved under the Board Resolutions.

RESOLVED FURTHER, that Investor must consent in writing to any reduction of the Share Reserve held by the transfer agent; provided, however, that upon full conversion and/or full repayment of the Note, the Share Reserve will terminate thirty (30) days thereafter.

RESOLVED FURTHER, that Company shall indemnify the Transfer Agent and its employees against any and all loss, liability, damage, claim or expenses incurred by or asserted against the Transfer Agent arising from any action taken by the Transfer Agent in reliance upon this Share Issuance Resolution.

This Unanimous Written Consent may be executed in one or more counterparts, including with signatures on separate copies, all of which shall constitute the same instrument.

******************

EXHIBITS ATTACHED TO BOARD RESOLUTIONS:

Exhibit A	PURCHASE AGREEMENT
Exhibit B	NOTE
Exhibit C	GUARANTY
Exhibit D	SECURITY AGREEMENT
Exhibit E	IP SECURITY AGREEMENT
Exhibit F	SUBORDINATION AND VOTING AGREEMENT
Exhibit G	TA LETTER

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IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Company, have executed this Unanimous Written Consent as of the date first written above.

Michael Singer

David Brosgol

Victor Pascucci, III

William Ullman

Exhibit H

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of these arbitration provisions (the “Arbitration Provisions”), the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. For the avoidance of doubt, Investor’s pursuit of an injunction or other Claim pursuant to these Arbitration Provisions or with a court will not later prevent Investor under the doctrines of claim preclusion, issue preclusion, res judicata or other similar legal doctrines from pursuing other Claims in a separate arbitration in the future. The parties to the Agreement (the “parties”) hereby agree that the Claims may be arbitrated in one or more arbitrations pursuant to these Arbitration Provisions (one for an injunction or injunctions and a separate one for all other Claims). The term “Claims” specifically excludes a dispute over Calculations. The parties to the Agreement hereby agree that these Arbitration Provisions are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or any other Transaction Document) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable pursuant to Section 29 of the 1934 Act or for any other reason is subject to these Arbitration Provisions. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note, “Default Interest”) (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3. The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4. Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1 Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 11.10 of the Agreement (the “Notice Provision”); provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under the Notice Provision (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to the Notice Provision or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

4.2 Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company.

(b) If Investor fails to submit to Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then Company may at any time prior to Investor so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Investor. Investor may then, within five (5) calendar days after Company has submitted notice of its Proposed Arbitrators to Investor, select, by written notice to Company, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by Company, then Company may select the arbitrator from its three (3) previously selected Proposed Arbitrators by providing written notice of such selection to Investor.

(c) If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d) The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”. If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration. If Utah ADR Services ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e) Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3 Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4 Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5 Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act. In the event either party successfully petitions a court to compel arbitration, the losing party in such action shall be required to pay the prevailing party’s attorneys’ fees and costs incurred in connection with such action.

4.6 Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys’ fees. The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision. All depositions will be taken in Utah.

(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6 Dispositive Motions. Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7 Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.8 Authorization; Timing; Scheduling Order. Subject to all other sections of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9 Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10 Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

4.11 Motion to Vacate. Following the entry of the Arbitration Award, if either party desires to file a Motion to Vacate the Arbitration Award with a court in Salt Lake County, Utah, it must do so within the earlier of: (a) thirty (30) days of entry of the Arbitration; and (b) in response to the prevailing party’s Motion of Confirm the Arbitration Award.

5. Arbitration Appeal.

5.1 Initiation of Appeal. Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below. The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice. In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned. In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award. The Arbitration Award will be considered final until the Appeal Notice has been properly delivered and the applicable appeal bond has been posted (along with proof of payment of the applicable bond). The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2 Selection and Payment of Appeal Panel. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a) Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

(b) If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee. The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

(c) If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d) The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”. No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel. If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d) Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3 Appeal Procedure. The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice. Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below). Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4 Timing.

(a) Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final. If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

(b) Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5 Appeal Panel Award. The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel. Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

5.6 Relief. The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7 Fees and Costs. As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6. Miscellaneous.

6.1 Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2 Governing Law. These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3 Interpretation. The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4 Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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